Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTIONS 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Dr. Ehud Ganani, President, and CEO of TraceGuard Technologies Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the quarterly report on Form 10-QSB of TraceGuard Technologies Inc. for the three month period ended March 31, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Traceguard Technologies Inc.

Date: May 14, 2007

/s/Dr. Ehud Ganani
Dr. Ehud Ganani President, (Principal Executive Officer)

A signed original of this written statement, required by section 906, has been provided to Traceguard Technologies Inc. and will be retained by Traceguard Technologies Inc. and furnished to the Securities and Exchange Comission or it staff, upon request.